Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in each Statement of Additional Information in Post-Effective Amendment No. 204 to the Registration Statement (Form N-1A, No. 2-89729) of Morgan Stanley Institutional Fund Trust and to the incorporation by reference of our reports, dated November 25, 2019 on Core Plus Fixed Income Portfolio, Corporate Bond Portfolio, Liquid Assets Prime Portfolio, Global Strategist Portfolio, High Yield Portfolio, Short Duration Income Portfolio, Strategic Income Portfolio, Ultra-Short Municipal Income Portfolio, Discovery Portfolio, and Ultra-Short Income Portfolio (the ten portfolios comprising the Morgan Stanley Institutional Fund Trust) included in the Annual Reports to Shareholders for the fiscal year ended September 30, 2019.

/s/ ERNST & YOUNG LLP
Boston, Massachusetts
January 28, 2020